Exhibit (b)(1)(G)

AMENDMENT NO. 6 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 6 (this “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 27, 2003 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1.    Amendments to Credit Agreement.

(a)    The second sentence of Section 7.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Thereafter, the Company may use the proceeds of the Loans made hereunder, and the Letters of Credit issued hereunder may be used, for all legal purposes of the Company, provided that the Company may from time to time use the proceeds of the Loans to make loans, donations or payments in an aggregate amount not exceeding $250,000,000 to various charitable or relief organizations, including organizations working in, or assisting, the Republic of Armenia or Persons therein (provided that in lieu of making cash donations), the Company may also donate equity securities having a like value.

(b)    Section 8.04 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

8.04    Loans and Guaranties.  Except for the obligations of the Company with respect to the Letters of Credit and except for the purchase by the Company or its Subsidiaries of Permitted Investments or publicly-traded corporate debt obligations, the Company will not, nor will it permit any of its Subsidiaries to, make any loans or advances or become a guarantor or surety, or pledge its credit in any manner, directly or indirectly, or extend credit; provided, however that the Company may make loans or advances, guaranty, pledge or extend credit (a) in an amount not exceeding in the aggregate in principal amount $75,000,000 to Kirk Kerkorian; provided, however that all such loans, advances or credit extensions shall be made in compliance with all applicable Requirements of Law and upon the request of the Administrative Agent, the Company shall pledge the notes evidencing such loans, advances or credit extensions to the Administrative Agent as additional Collateral for the Obligations, (b) in addition to the foregoing, in an amount not exceeding in the aggregate in principal amount $25,000,000 to one or more Persons and (c) to charitable or relief organizations, including organizations working in, or assisting, the Republic of Armenia or Persons therein;

provided, however that the aggregate amount of any such loans, advances or credit extensions shall not exceed the lesser of (i) $200,000,000 or (ii) $250,000,000 minus the aggregate amount of any donations or payments made to any charitable or relief organizations pursuant to Section 8.05.

(c)    Section 8.05 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

8.05    Disposal of Assets.  The Company will not, nor will it permit any of its Subsidiaries to, dispose of any of its assets except for fair and reasonable consideration and except for donations or payments to various charitable or relief organizations, including organizations working in, or assisting, the Republic of Armenia or Persons therein (provided that in lieu of making cash donations, the Company may also donate equity securities having a like value) in an aggregate amount not exceeding $250,000,000 minus the aggregate principal amount of any loans or advances outstanding pursuant to Section 8.04(c).

2.    Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment.

3.    Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

4.    Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

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IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada corporation

By:	/s/ Anthony Mandekic
Name:
Title:	Sec/Treas

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond
Name:	Janice Hammond
Title:	Vice President — Senior Agency Officer

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CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 6 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of America, N.A.
[Name of Bank]

By:	/s/ Scott L. Faber
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 6 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

The Bank of Nova Scotia
[Name of Bank]

By:	/s/ Alan Pentergass
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 6 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of Scotland
[Name of Bank]

By:	/s/ Susan E. Hay
Title:	Director, Business Services

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, as Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby cosents to the execution and delivery of the proposed Amendment No. 6 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerica Bank
[Name of Bank]

By:	/s/ John Bonifacio
Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 6 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Commerzbank AG, New York and Grand Cayman Branches

/s/ Christian Jagenberg
By:	Christian Jagenberg
Title:	SVP and Manager

/s/ Karla Wirth
By:	Karla Wirth
Title:	Assistant Vice President

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 6 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name:
Title:	Sec/Treas